[LOGO OF FIRST NIAGARA FINANCIAL GROUP, INC.]

        FIRST NIAGARA FINANCIAL GROUP REPORTS NET INCOME OF $24.2 MILLION
                      FOR THE THIRD QUARTER OF 2005, UP 81%

Lockport, N.Y. - October 14, 2005 - First Niagara Financial Group, Inc. (NASDAQ:
FNFG), today announced that net income for the third quarter of 2005 increased to $24.2 million, or $0.22 per diluted share from $13.3 million, or $0.17 per diluted share for the same period of 2004. This represents an 81% increase in net income and a 29% increase in diluted earnings per share over the prior year third quarter. Net income and earnings per share were consistent with the linked quarter.

"Another quarter of solid performance," stated President and CEO Paul J. Kolkmeyer "was driven by our ongoing focus on meeting the financial needs of our customers, which again resulted in strong loan and deposit growth. We also continue to benefit from a diversified financial services business model, which contributes to earnings growth by minimizing the impact of narrowing net interest margins. We remain confident this strategy will enable us to grow and expand our customer relationships and further drive our business expansion for the remainder of the year and into 2006."

Net interest income of $63.5 million was consistent with the linked quarter, as the benefits of 6% net earning asset growth was offset by additional tightening of the Company's net interest margin to 3.69%. The margin continues to be impacted by a combination of the flat yield curve, market pressures on loan spreads and the change in deposit funding mix towards higher cost certificates. During the quarter, total loans increased $95.5 million, including a 7% annualized increase in commercial real estate and business loans and an 8% increase in home equity loans. Also during the quarter, the Company's residential real estate loans increased 4% on an annualized basis primarily in short-term fixed and variable rate loans, which are the products the Company holds in portfolio.

During the third quarter the Company continued to benefit from a favorable credit environment. As a result, $1.6 million, or 0.13% of average loans, was provided for credit losses during the three month period. Non-performing assets were 0.29% of total assets at month-end, compared to 0.25% at the end of the prior quarter. The ratio of the allowance for credit losses to total loans and non-performing loans was 1.40% and 323%, respectively at September 30, 2005. Net charge-offs amounted to 0.17% of average total loans during the quarter and 0.13% year to date, below the levels seen over the last several years.

Deposits increased $99.2 million from June 30, 2005, which is equivalent to a 7% annualized growth rate. This expansion continues to be driven by relationship based products as well as deposit acquisition and retention initiatives pursuant to the Company's strategic plan.

For the quarter, noninterest income totaled $25.6 million, including $3.3 million of revenues from the Hatch Leonard Naples and Burke Group acquisitions and a $1.4 million gain from the sale of the Company's ownership interest in a real estate joint venture. Additionally, ongoing efforts to more fully implement the Company's financial services business model throughout its branch network resulted in a 7% increase in banking services revenue and a 9% increase in lending and leasing income. As a result, noninterest income represented 28% of total net revenues (the sum of net interest income and non interest income), excluding the joint venture gain, versus 24% for the linked quarter.

Noninterest expense for the third quarter increased to $47.8 million, including $3.2 million of operating expenses, primarily salaries and benefits, attributable to Hatch Leonard Naples and the Burke Group. However, as a result of the Company's continuing focus on increasing its operating leverage by growing revenues, the efficiency ratio improved to 54.5%, excluding the joint venture gain, compared to 55.0% for the linked quarter.

The effective tax rate for the current quarter was 39.1% compared to 34.7% for the linked quarter. The increase was the result of a $1.4 million tax charge relating to the surrender of $40 million of acquired bank owned life insurance. Excluding this one-time charge, the effective tax rate was 35.5%.

For the three months ended September 30, 2005, the Company repurchased an additional 1.0 million shares of its common stock, which brings the total shares purchased in 2005 to 5.3 million. As of quarter-end, 4.1 million shares remain available for repurchase under the current 5.8 million authorization. The extent to which shares are repurchased will continue to depend on a number of factors including market trends and prices as well as alternative uses for capital.

Outlook - "Given the results of the first three quarters, we are comfortable with the current consensus estimate of $0.85 per diluted share for 2005," stated Executive Vice President and Chief Financial Officer, John R. Koelmel. "Our current forecast takes into consideration the expectation that the yield curve will remain flat, and that our net interest margin will tighten somewhat further for the remainder of the year. However, we anticipate that the impact of the margin compression will be minimized by the benefits of our continuing loan and deposit growth, strong credit quality, and expansion of our diversified financial services businesses."

Profile - First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $8.0 billion and deposits of $5.3 billion. First Niagara Bank is a full-service, community-oriented bank that provides financial services to individuals, families and businesses through 117 branches and several financial services subsidiaries across New York State.

Conference Call - A conference call will be held at 11:00 a.m. Eastern Time on Friday October 14, 2005 to discuss these third quarter results, as well as the Company's strategy and future outlook. Those wishing to participate may dial 1-877-709-8150. A replay of the call will be available until October 28, 2005 by dialing 1-877-660-6853, account number 240, conference number 170070.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities:
(1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn;
(4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.

Officer Contacts
----------------
Paul J. Kolkmeyer........  President and CEO
John R. Koelmel..........  Chief Financial Officer
Christopher J. Thome.....  Reporting and Investor Relations Manager
                           (716) 625-7645
                           chris.thome@fnfg.com
Leslie G. Garrity........  Public Relations and Corporate Communications Manager
                           (716) 625-7528
                           leslie.garrity@fnfg.com

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data

                                                                      2005                                     2004
                                               -----------------------------------------------     ------------------------------
                                               September 30,         June 30,        March 31,     December 31,     September 30,
                                               -------------        ---------        ---------     ------------     -------------
=================================================================================================================================
SELECTED FINANCIAL DATA
(Amounts in thousands)
=================================================================================================================================
Securities available for sale                    $ 1,663,178        1,726,822        1,741,486        1,170,129         1,171,011
Loans and leases:
   Commercial:
    Real estate                                  $ 1,818,217        1,773,773        1,721,393        1,268,858         1,212,545
    Business                                     $   479,473          482,855          462,549          345,520           342,382
                                                 -----------        ---------        ---------        ---------         ---------
      Total commercial loans                     $ 2,297,690        2,256,628        2,183,942        1,614,378         1,554,927
   Residential real estate                       $ 2,136,961        2,117,609        2,114,420        1,132,471         1,150,032
   Home equity                                   $   383,350          355,030          344,589          247,190           236,357
   Other consumer                                $   181,488          178,681          186,413          174,309           185,518
   Specialized lending                           $   159,935          158,361          154,380           79,358            80,264
   Net deferred costs and discounts              $    16,153           13,798           12,573            8,971             9,123
                                                 -----------        ---------        ---------        ---------         ---------
      Total loans and leases                     $ 5,175,577        5,080,107        4,996,317        3,256,677         3,216,221
   Allowance for credit losses                   $    72,290           72,869           72,868           41,422            41,273
                                                 -----------        ---------        ---------        ---------         ---------
      Loans and leases, net                      $ 5,103,287        5,007,238        4,923,449        3,215,255         3,174,948
Goodwill and other intangibles                   $   763,250          735,514          738,191          345,660           347,865
Total assets                                     $ 8,039,284        7,982,290        7,907,976        5,078,374         5,065,135
Total interest-earning assets                    $ 6,905,767        6,838,326        6,780,978        4,445,724         4,410,707

Deposits:
   Core:
    Savings                                      $ 1,652,552        1,664,203        1,705,258        1,086,769         1,066,321
    Interest-bearing checking                    $ 1,130,264        1,170,013        1,241,760          912,598           919,378
    Noninterest-bearing                          $   569,308          567,134          524,219          291,491           285,322
                                                 -----------        ---------        ---------        ---------         ---------
      Total core deposits                        $ 3,352,124        3,401,350        3,471,237        2,290,858         2,271,021
   Certificates                                  $ 1,996,097        1,847,696        1,704,498        1,046,824         1,045,604
                                                 -----------        ---------        ---------        ---------         ---------
      Total deposits                             $ 5,348,221        5,249,046        5,175,735        3,337,682         3,316,625

Short-term borrowings                            $   436,348          454,361          384,399          209,236           192,282
Long-term borrowings                             $   726,979          790,967          851,461          541,450           532,996
Total interest-bearing liabilities               $ 5,942,240        5,927,240        5,887,376        3,796,877         3,756,581
Stockholders' equity                             $ 1,380,970        1,381,168        1,390,713          928,162           937,307
Tangible equity (1)                              $   617,720          645,654          652,522          582,502           589,442
Fair value adjustment included in
   stockholders' equity                          $   (15,005)          (8,080)         (15,247)          (5,106)           (3,625)
Net earning assets                               $   963,527          911,086          893,602          648,847           654,126
Common shares outstanding (2)                        109,755          110,162          112,460           78,277            79,246
Treasury shares                                        6,075            5,680            3,327            1,781               747
Total loans serviced for others                  $   372,341          368,436          372,461          325,125           326,936

=================================================================================================================================
CAPITAL
=================================================================================================================================
Tier 1 risk based capital                              11.95%           12.01%           12.52%           16.40%            16.43%
Total risk based capital                               13.20%           13.26%           13.77%           17.65%            17.68%
Tier 1 (core) capital                                   8.11%            8.10%            8.44%           11.40%            11.31%
Tangible capital                                        8.11%            8.10%            8.44%           11.40%            11.31%
Equity to assets                                       17.18%           17.30%           17.59%           18.28%            18.51%
Tangible equity to tangible assets(1)                   8.49%            8.91%            9.10%           12.31%            12.50%
Book value per share (2)                         $     12.58            12.54            12.37            11.86             11.83
Tangible book value per share (1)(2)             $      5.63             5.86             5.80             7.44              7.44

=================================================================================================================================
ASSET QUALITY DATA
(Amounts in thousands)
=================================================================================================================================
Non-performing loans:
   Commercial real estate                        $     8,791            4,339            4,513            3,416             5,414
   Commercial business                           $     2,541            3,864            2,005            1,564             1,745
   Residential real estate                       $     5,389            5,472            7,694            4,276             4,536
   Home equity                                   $       621              685              803              519               390
   Other consumer                                $     1,060              667              915              801               677
   Specialized lending                           $     3,945            4,058            4,148            1,452             2,177
                                                 -----------        ---------        ---------        ---------         ---------
    Total non-performing loans                   $    22,347           19,085           20,078           12,028            14,939
Real estate owned                                $     1,097              977            1,111              740               691
                                                 -----------        ---------        ---------        ---------         ---------
    Total non-performing assets                  $    23,444           20,062           21,189           12,768            15,630

Provision for credit losses                      $     1,647              900            2,301            1,846             1,742
Net loan charge-offs                             $     2,226              899            1,539            1,697             1,903
Net charge-offs to average loans (annualized)           0.17%            0.07%            0.13%            0.21%             0.24%
Provision for credit losses as a
   percentage of average loans (annualized)             0.13%            0.07%            0.19%            0.23%             0.22%
Total non-performing loans to total loans               0.43%            0.38%            0.40%            0.37%             0.46%
Total non-performing assets as a
   percentage of total assets                           0.29%            0.25%            0.27%            0.25%             0.31%
Allowance for credit losses to total loans              1.40%            1.43%            1.46%            1.27%             1.28%
Allowance for credit losses
   to non-performing loans                             323.5%           381.8%           362.9%           344.4%            276.3%
---------------------------------------------------------------------------------------------------------------------------------
Personnel FTE                                          1,922            1,777            1,720            1,200             1,207
Number of branches                                       117              116              115               71                71

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                              2005                                             2004
                                   ------------------------------------------------------   ---------------------------------------
                                   Year-to-Date       Third        Second        First       Year Ended      Fourth        Third
                                   September 30,     Quarter       Quarter       Quarter    December 31,     Quarter       Quarter
                                   -------------   ----------    ----------    ----------   ------------   ----------    ----------
===================================================================================================================================
SELECTED OPERATIONS DATA
(Amounts in thousands)
===================================================================================================================================
Interest income                      $  276,742        96,297        93,930        86,515       224,578        58,954        56,818
Interest expense                     $   89,454        32,801        30,368        26,285        68,476        18,028        17,180
                                     ----------    ----------    ----------    ----------    ----------    ----------    ----------
    Net interest income              $  187,288        63,496        63,562        60,230       156,102        40,926        39,638
Provision for credit losses          $    4,848         1,647           900         2,301         8,442         1,846         1,742
                                     ----------    ----------    ----------    ----------    ----------    ----------    ----------
    Net interest income after
     provision for credit losses     $  182,440        61,849        62,662        57,929       147,660        39,080        37,896

Noninterest income:
   Banking services                  $   27,552        10,115         9,448         7,989        19,818         5,378         5,296
   Risk management services          $   20,871         8,840         6,162         5,869        17,391         4,193         4,308
   Wealth management services        $    4,327         1,435         1,451         1,441         4,764         1,172         1,257
   Lending and leasing               $    5,269         1,923         1,770         1,576         4,676         1,359         1,117
   Bank-owned life insurance         $    3,093           965         1,072         1,056         3,761           860           826
   Other                             $    3,340         2,362           498           480         1,456           559           303
                                     ----------    ----------    ----------    ----------    ----------    ----------    ----------
    Total noninterest income         $   64,452        25,640        20,401        18,411        51,866        13,521        13,107

Noninterest expense:
   Salaries and benefits             $   71,892        26,006        23,677        22,209        65,264        16,676        16,790
   Occupancy and equipment           $   13,919         4,765         4,677         4,477        12,513         2,958         3,079
   Technology and communications     $   13,982         5,091         4,827         4,064        11,499         3,163         2,883
   Marketing and advertising         $    5,539         1,685         2,143         1,711         4,738         1,403           998
   Professional services             $    6,064         1,718         1,802         2,544         5,117         1,889         1,460
   Amortization of intangibles       $    8,616         3,254         2,854         2,508         4,605         1,218         1,182
   Other                             $   17,810         5,289         6,181         6,340        17,114         4,737         3,986
                                     ----------    ----------    ----------    ----------    ----------    ----------    ----------
    Total noninterest expense        $  137,822        47,808        46,161        43,853       120,850        32,044        30,378

    Income before income taxes       $  109,070        39,681        36,902        32,487        78,676        20,557        20,625
Income taxes                         $   39,711        15,508        12,811        11,392        26,859         6,998         7,295
                                     ----------    ----------    ----------    ----------    ----------    ----------    ----------
    Net income                       $   69,359        24,173        24,091        21,095        51,817        13,559        13,330
                                     ==========    ==========    ==========    ==========    ==========    ==========    ==========

===================================================================================================================================
STOCK AND RELATED PER SHARE DATA
===================================================================================================================================
Net income per share:
      Basic                          $     0.63          0.22          0.22          0.19          0.66          0.17          0.17
      Diluted                        $     0.63          0.22          0.22          0.19          0.65          0.17          0.17
Cash dividends                       $     0.28          0.10          0.09          0.09          0.30          0.08          0.08
Dividend payout ratio                     44.44%        45.45%        40.91%        47.37%        45.45%        47.06%        47.06%
Dividend yield (annualized)                2.59%         2.75%         2.48%         2.76%         2.15%         2.28%         2.38%
Market price (NASDAQ: FNFG):
   High                              $    15.16         15.16         14.65         14.16         15.78         14.85         14.00
   Low                               $    12.05         13.78         12.05         12.80         11.49         13.18         11.84
   Close                             $    14.44         14.44         14.58         13.21         13.95         13.95         13.38

===================================================================================================================================
SELECTED RATIOS
===================================================================================================================================
Net income (annualized):
   Return on average assets                1.19%         1.20%         1.22%         1.15%         1.05%         1.06%         1.05%
   Return on average equity                6.75%         6.89%         6.95%         6.40%         5.59%         5.76%         5.67%
   Return on average tangible
     equity (1)                           14.18%        14.84%        14.81%        12.89%         8.75%         9.16%         9.04%

Noninterest income as a percentage
  of net revenue                          25.60%        28.77%        24.30%        23.41%        24.94%        24.83%        24.85%
Efficiency ratio                           54.7%         53.6%         55.0%         55.8%         58.1%         58.9%         57.6%

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                              2005                                             2004
                                   ------------------------------------------------------   ---------------------------------------
                                   Year-to-Date       Third        Second        First       Year Ended      Fourth        Third
                                   September 30,     Quarter       Quarter       Quarter    December 31,     Quarter       Quarter
                                   -------------    ---------     ---------     ---------   ------------    ---------     ---------
===================================================================================================================================
SELECTED AVERAGE BALANCES
(Amounts in thousands)
===================================================================================================================================
Securities, at amortized cost        $1,700,832     1,684,748     1,750,517     1,667,038     1,177,203     1,175,149     1,191,767
Loans (3)                            $4,938,003     5,097,883     5,014,075     4,697,778     3,109,335     3,230,411     3,177,191
Total interest-earning assets        $6,703,027     6,866,195     6,826,189     6,411,701     4,332,665     4,439,570     4,408,057
Goodwill and other intangibles       $  719,037       746,494       737,231       672,573       335,796       347,376       347,715
Total assets                         $7,798,740     8,002,582     7,934,615     7,452,984     4,949,717     5,075,322     5,033,077

Interest-bearing liabilities:
   Savings accounts                  $1,649,212     1,669,466     1,675,953     1,601,471     1,033,983     1,075,082     1,074,032
   Checking                          $1,176,003     1,151,334     1,187,863     1,189,229       889,372       918,571       928,300
   Certificates of deposit           $1,759,985     1,905,781     1,800,333     1,570,152     1,081,034     1,043,603     1,039,097
   Borrowed funds                    $1,201,764     1,183,924     1,239,808     1,181,532       677,784       741,044       686,437
                                     ----------     ---------     ---------     ---------     ---------     ---------     ---------
    Total interest-bearing
      liabilities                    $5,786,964     5,910,505     5,903,957     5,542,384     3,682,173     3,778,300     3,727,866

Noninterest-bearing deposits         $  538,579       584,871       547,366       482,375       275,227       292,066       303,244
Total liabilities                    $6,425,618     6,609,765     6,544,716     6,116,957     4,021,960     4,138,949     4,098,522
Stockholders' equity                 $1,373,122     1,392,817     1,389,899     1,336,026       927,757       936,373       934,555
Tangible equity (1)                  $  654,085       646,323       652,668       663,453       591,961       588,997       586,840
Net earning assets                   $  916,063       955,690       922,232       869,317       650,492       661,270       680,191
Common shares outstanding (2):
   Basic                                109,859       110,227       111,128       108,200        78,750        78,735        79,257
   Diluted                              110,858       111,239       112,033       109,246        79,970        79,882        80,312

===================================================================================================================================
SELECTED AVERAGE YIELDS/RATES
===================================================================================================================================
Securities, at amortized cost              3.42%         3.49%         3.42%         3.35%         2.86%         2.97%         2.91%
Loans                                      6.26%         6.31%         6.26%         6.21%         6.14%         6.21%         6.05%
Total interest-earning assets              5.51%         5.59%         5.51%         5.43%         5.18%         5.30%         5.15%

Savings accounts                           1.04%         1.13%         1.01%         0.98%         0.94%         1.01%         0.95%
Interest-bearing checking                  1.07%         1.14%         1.08%         1.00%         0.93%         1.02%         0.94%
Certificates of deposit                    2.62%         2.86%         2.61%         2.32%         2.21%         2.24%         2.17%
Borrowed funds                             3.65%         3.70%         3.64%         3.62%         3.91%         3.80%         3.90%
    Total interest-bearing
      liabilities                          2.07%         2.20%         2.06%         1.92%         1.86%         1.90%         1.83%

Net interest rate spread                   3.44%         3.39%         3.45%         3.51%         3.32%         3.40%         3.32%
Net interest rate margin                   3.72%         3.69%         3.72%         3.76%         3.60%         3.69%         3.60%

----------

(1)   Excludes goodwill and other intangible assets.
(2)   Excludes unallocated ESOP shares and unvested restricted stock shares.
(3)   Net of deferred costs and unearned discounts.